Exhibit 10.20

Supply contract
Party A (buyer): Yangling Dongke Madisen Pharmaceutical co.,Ltd
Party B (supplier): Shaanxi Yungui Subsidiary Foodstuff Corporation Ltd
Sign Place: Shaanxi Yangling
Sign Date: Nov 1, 2009

Based on the mutual trust and understanding, two parties reach the following agreements:

1 Products Name, Specifications, Quantity, Total Amount, Delivery Date and Remark

Name	Specification	Unit	Quantities	Unit price	Account	Remark
Guangxi caster sugar	50kg/bag	kg		4.5		Quantities is decided by the order
Total amount in words:

2 Quality and Technical Standard: state standards or company standards
3 Means of Transportation and Expenses and Place of Delivery: PartyB the deliveries the goods to the designated place, and cover the expenses.
4 The Standard for Check and Accept and Objection Period: according the industry standards, any quality problem could inform ParyB in writing 7days ahead.
5 Terms of Payment: pay on delivery
6 This contract is made in two copies and becomes valid after signature, two copies to be each party in witness thereof. The fax document also has the same effect. Copies of manufacture qualification certification of both parties are attached.
7 Settlement of Disputes: through negotiation or submitted to the local court.
8 Party B issues 17% VAT invoice.

Party A: Yangling Dongke Madisen Pharmaceutical co.,Ltd
Address: 8 Xinqiao Road Yangling Demonstration Zone
Zip Code: 712100

PartyB：Shaanxi Yungui sugar and wine, Non-staple Food Co., Ltd.
Address: Room 601 Unit 3 Jingdiansiji Garden on Dianzizheng street Xi’an. Shaanxi